EXHIBIT 99(a)


                                 OFFICERS' CERTIFICATE



         We, Robert A. Wegner, Vice President and Chief Financial Officer of Case Credit Corporation (the "Company") and Ralph A. Than, Vice President and Treasurer of the Company, pursuant to Section 4.09 of the Sales and Servicing Agreement dated as of November 1, 1998, among Case Equipment Loan Trust 1998-A, Case Credit Corporation and Case Receivables II Inc. (the "Agreement"), do hereby certify as follows:

             (i) a review of the activities of the Servicer during the 12-month period ended December 31, 1998, and of its performance under the Agreement has been made under our supervision; and

             (ii) to the best of our knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement throughout such period.

Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Agreement.

Dated:   As of December 31, 1998.




                           CASE CREDIT CORPORATION, as Administrator



                           /s/ Robert A. Wegner
                           -----------------------------------------
                           Robert A. Wegner
                           Vice President and Chief Financial Officer


                           /s/ Ralph A. Than
                           -------------------------------
                           Ralph A. Than
                           Vice President and Treasurer